EXHIBIT (3)(ii)

BYLAWS

OF

THE PEOPLES HOLDING COMPANY

ARTICLE I

OFFICES

Section 1. The principal office of the corporation shall be located at 209 Troy Street, City of Tupelo, County of Lee, State of Mississippi.

Section 2. The Board of Directors shall have the power and authority to establish and maintain branch offices at the locations as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. The annual meeting of the stockholders of the corporation shall be held on the third Tuesday of April in each year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

Section 2. Special meetings of the stockholders, for any purpose, may be called by written request of persons owning as much as fifty percent of the outstanding capital stock of the corporation, or by authority of the board of directors in regular session or by a request in writing of a majority of the board of directors. All such communications must be addressed to the president of the corporation.

Section 3. The annual meetings of the stockholders of the corporation shall be held at the principal office of the corporation in Tupelo, Mississippi, or at such other place in the area served by the corporation as may be fixed by the board of directors. All special meetings of the stockholders shall be held at the principal office of the corporation in Tupelo, Mississippi.

Section 4. At least ten days written notice shall be given of any annual or special meeting of stockholders, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Such notice shall be issued by the president or secretary of the corporation, which notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called.

Section 5. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the event of no quorum at the annual meeting, the holders of a majority of the stock present and represented at the meeting shall have power to adjourn the meeting from day to day without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

In special meetings, if a quorum is not present, there shall be no adjournment but the call of the meeting will be voided and a new call must be issued for any special meeting.

Section 6. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting and shall not be valid after the date of the meeting at which it was filed.

Section 7. No stockholder will be allowed to vote at any meeting, either in person or by proxy, unless he is a stockholder of record. Every share of stock is entitled to one vote which may be voted as provided by the laws of the State of Mississippi.

Section 8. The chairman of the board of directors shall act as chairman, and the secretary of the corporation shall act as secretary of all meetings of the stockholders of the corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. The business and affairs of the corporation shall be managed and controlled by its board of directors.

Section 2. The board of directors of the corporation shall consist of not less than seven (7) nor more than twenty (20) stockholders, the number of each ensuing year to be determined by a majority of the entire board of directors of the corporation prior to the regular annual meeting. Each director shall be the owner in his own right of encumbered stock in the corporation to the amount of at least Two Hundred Dollars ($200.00) par value, and shall have such other qualifications as may be prescribed for directors under the laws of the State of Mississippi. No stockholders shall be eligible for election as a member of the board of directors after attaining the age of seventy-two (72) years; provided, however, that any director who attains the age of seventy-two (72) years during his elected term can serve only until the next regular meeting of stockholders.

Section 3. The term of the office of the directors elected at the regular annual meeting of the stockholders shall be until the next annual meeting of the stockholders, and/or until their successors shall have been elected and qualified.

Section 4. If during the year a vacancy should occur in the offices of the directors elected for that year, the remaining board of directors shall have the right, by majority vote, to fill such vacancies as exist by electing to said vacancies qualified stockholders who shall serve as directors until the next annual meeting of stockholders, or until a meeting of the stockholders held for the purpose of electing their successors.

Section 5. The board of directors shall hold regular monthly meetings on the third Tuesday of each month. All meetings of the board of directors shall be held in the board of directors room at the principal office of the corporation in Tupelo, Mississippi, unless a different place is fixed by the board of directors.

Immediately following the annual stockholders’ meeting, on the same date and at the same place, the members of the board of directors, who shall have been elected at said meeting, shall meet and elect from among themselves a chairman, a vice chairman and a secretary, who shall serve until the meeting of the board of directors following the next annual meeting of stockholders, and until their successors have been elected and qualified.

Section 6. Special meetings of the board of directors shall be held whenever called by the chairman or upon written request of a majority of the members of the board of directors.

Section 7. A majority of the members of the board of directors shall constitute a quorum of any meeting of said board of directors. Whenever there shall not be a quorum at a regular or special meeting, the members present may adjourn the meeting from time to time until a quorum shall be obtained, and any meeting may be adjourned from time to time by vote of a majority of the members present.

ARTICLE IV

OFFICERS

Section 1. The officers of the corporation shall be president, vice president or vice presidents (the number thereof to be determined by the board of directors), secretary and treasurer, each of whom shall be elected by the board of directors. The office of secretary and treasurer may be held by the same person. The board of directors may also elect such assistant officers as may be deemed necessary.

Section 2. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of stockholders. Such officers so elected shall serve until the next meeting of the board of directors following the next annual meeting of stockholders, and until their successors have been elected and qualified.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors. In the absence of such provisions the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of like or similar corporations.

Section 3. The compensation of such officers shall be fixed from time to time by the board of directors.

ARTICLE V

COMMITTEES

Section 1. There shall be an executive committee and such other committees as the board of directors may from time to time constitute. All of said committees shall be selected by the board of directors from their number, and their duties shall be as set forth hereinafter and as prescribed by the board of directors.

Section 2. The executive committee shall consist of the chairman of the board of directors, the president of the corporation and four other members to be selected by the board of directors. The executive committee shall have charge over all matters under the direction and control of the board of directors which may require attention at any time between regular meetings of said board of directors.

Section 3. Each committee shall select a chairman and a secretary from among itself who shall keep a record of the proceedings of each committee and the action of said committee. In case a secretary be not elected, the chairman of the committee shall keep such record. Each committee shall meet on the call of the chairman. The majority of the members of any of said committees shall constitute a quorum for the transaction of business by such committee, and in the event of the executive committee at least one of the members present at such meeting shall be a member of the committee who has been elected to said committee by the board of directors and is not serving ex officio.

Section 4. The board of directors may at any meeting adopt such resolutions restricting the power of committees as the board of directors may deem wise and prudent.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates of shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2. Transfers of shares of stock of the corporation shall be made in the manner specified in the laws of the State of Mississippi. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, properly endorsed. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stand according to the books of the corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of the stockholders, and the issuance and payment of dividends on such shares.

ARTICLE VII

DIVIDENDS

Section 1. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and by its articles of incorporation.

ARTICLE VIII

SEAL

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL”. The impression of said seal is made a part of these bylaws.

ARTICLE IX

INDEMNIFICATION

Any person, his heirs, executors, or administrators may be indemnified by the corporation for reasonable expenses (including judgments and compromise settlements, except where as in a derivative suit situation any judgment in the matter would run in favor of the corporation) actually incurred in connection with any action, suit or proceedings, civil or criminal, to which he was made a party by reason of service as a director, officer or employee of the corporation, provided, however, that no person shall be indemnified or reimbursed as to any matter to which he shall finally be adjudged to have been guilty of gross negligence, willful misconduct or criminal acts in the performance of his duty to the corporation; and provided further, that no person shall be so indemnified or reimbursed as to any matter in such action or suit which has been the subject of a compromise settlement except with the approval

(1)	of a court of competent jurisdiction, or

(2)	the holders of record of a majority of the outstanding shares of the corporation, or

(3)	a majority of the corporation’s board of directors, excluding members who are parties to the same or substantially the same suit or proceeding.

The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law. The board of directors of the corporation may, in its discretion, purchase directors’ and officers’ liability insurance coverage to provide, in whole or in part, for such indemnification or reimbursement.

ARTICLE X

AMENDMENTS

Section 1. The bylaws may be altered, amended, or repealed by majority vote of the board of directors of the corporation.

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

THE PEOPLES HOLDING COMPANY

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of The Peoples Holding Company, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of The Peoples Holding Company:

ONE:	All references in the Bylaws to “The Peoples Holding Company” shall be amended to read “Renasant Corporation.”

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

RENASANT CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Renasant Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Renasant Corporation:

ONE:	The second paragraph of Section 5 of Article III of the Bylaws is hereby deleted and replaced in its entirety with the following:

“Immediately following the annual stockholders’ meeting, on the same date and at the same place, all of the members of the board of directors, including those who shall have been elected at said meeting, shall meet and elect from among themselves a chairman, a vice chairman and a secretary, and the members of the board of directors who are “independent directors,” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, as amended from time to time (the “Nasdaq Rules”), shall meet and elect from among such independent directors a lead director (the “lead director”) with the powers and duties set forth in Section 8 of this Article III, provided that if the chairman of the board of directors is not an officer or employee of the corporation and is also an independent director as defined in the Nasdaq Rules, no lead director shall be elected and the chairman of the board, so long as he is an independent director as defined in the Nasdaq Rules, shall assume all of the powers and responsibilities of the lead director set forth in Section 8 below. The chairman, the vice chairman, the secretary and the lead director shall serve at the pleasure of the board of directors, and until their successors have been elected and qualified.”

TWO:	The Bylaws are hereby amended by adding a Section 8 at the end of Article III of the Bylaws, to read as follows:

“The lead director shall generally familiarize himself or herself with the corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance. In addition, the lead director shall have the following specific powers and responsibilities: the lead director shall (i) in consultation with the chairman, approve the schedule of meetings of the board of directors and approve the agenda and the materials to be provided to each director prior to such meetings of the board of directors; (ii) set the schedule for and the agenda of all executive sessions of the “independent directors” of the board of directors (as defined in the Nasdaq Rules), approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and act as the chair of all such executive sessions; (iii) act as a liaison between the chairman and the other members of the board of directors as well as between management of the corporation and the other members of the board of directors; (iv) in coordination with the members of the corporation’s compensation committee, undertake a performance evaluation of the chief executive officer of the corporation; (v) in coordination with the members of the corporation’s governance and nominating committee, assess annually the overall committee structure of the board of directors and the organization and performance of each committee; and (vi) oversee the board of director’s stockholder communication policies and procedures, including, under appropriate circumstances, meeting with stockholders wishing to communicate with the board of directors other than through the chairman. The lead director shall have such other powers and responsibilities as determined from time to time by the board of directors.”

THREE:	Section 2 of Article V of the Bylaws is hereby deleted and replaced in its entirety with the following:

“The executive committee shall consist of the chairman of the board of directors, the lead director, the chief executive officer of the corporation and three other members to be selected by the board of directors each of whom shall be an independent director as defined in the Nasdaq Rules. In the event that the chairman of the board of directors and the chief executive officer of the corporation are the same person, or if there is no lead director because the chairman of the board of directors has assumed the powers and responsibilities of the lead director as provided in Section 5 of Article III hereof, then one additional director who is an independent director as defined in the Nasdaq Rules shall serve on the executive committee. The executive committee shall have charge over all matters under the direction and control of the board of directors which may require attention at any time between regular meetings of said board of directors.”

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

RENASANT CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Renasant Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Renasant Corporation:

ONE:		The Bylaws are hereby amended by adding Section 9 at the end Article III of the Bylaws, to read as follows:

SECTION 9. Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

	(i)	Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting delivered pursuant to Section 4 of Article II of these bylaws, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 9(a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

	(ii)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a) (i) of this bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the immediately preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 9(a). Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the reason for making such nomination, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and all arrangements or understandings between or among the stockholder giving the notice and each nominee; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (2) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

	(iii)	Notwithstanding anything in the second sentence of clause (ii) of this Section 9(a) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred days prior to the first anniversary of the immediately preceding year’s annual meeting, a stockholder’s notice required by this bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 4 of Article II of these bylaws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate such number of persons for election to such position(s) as are specified in the corporation’s Notice of Meeting, if the stockholder’s notice as required by clause (ii) of this Section 9(a) of these bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)	General

	(i)	Only persons who are nominated in accordance with the procedures set forth in this bylaws shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaws. Except as otherwise provided by law, the amended and restated certificate of incorporation or these bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this bylaws and, if any proposed nomination or business is not in compliance with this bylaws, to declare that (a) such defective proposal or nomination shall be disregarded and (b) any votes cast in support of such defective proposal or nomination shall be given no effect except for the purpose of determining the presence of a quorum with respect to such matters.

	(ii)	For purposes of this bylaws, “public announcement” shall mean disclosure in a press release distributed to the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

	(iii)	Notwithstanding the foregoing provisions of this bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaws. Nothing in this bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.